                                                                   EXHIBIT 99.2

                            VERSA TECHNOLOGIES, INC.

                          CONSOLIDATED BALANCE SHEETS*

                                                                            JUNE 30,    MARCH 31,
                                                                              1997        1997
                                                                            --------    ---------
                                 ASSETS
CURRENT ASSETS
  Cash and cash equivalents..............................................   $  1,150     $ 1,127
  Receivables, net of allowances.........................................     14,001      13,203
  Inventories............................................................     11,876      11,501
  Prepaid expenses and taxes.............................................      1,262       1,467
                                                                            --------    --------
       Total current assets..............................................     28,289      27,298
PROPERTY, PLANT, AND EQUIPMENT**.........................................     23,463      23,376
INTANGIBLES..............................................................     11,005      11,127
OTHER ASSETS.............................................................        176         190
                                                                            --------    --------
                                                                            $ 62,933     $61,991
                                                                             =======     =======
                         LIABILITIES AND EQUITY
CURRENT LIABILITIES
  Short-term debt........................................................   $     --     $ 2,981
  Accounts payable.......................................................      5,176       3,843
  Accrued expenses.......................................................      4,535       4,682
  Income taxes...........................................................      1,301         317
  Employee stock purchase and payroll savings plan.......................         87          47
                                                                            --------    --------
       Total current liabilities.........................................     11,099      11,870
DEFERRED INCOME TAXES....................................................      2,020       2,059
DEFERRED PENSION, DEFERRED COMPENSATION AND POSTRETIREMENT BENEFITS
  EXPENSE................................................................      3,078       2,936
SHAREHOLDERS' EQUITY.....................................................     46,736      45,126
                                                                            --------    --------
                                                                            $ 62,933     $61,991
                                                                             =======     =======

-------------------------
 * In thousands of dollars. March 31, 1997 figures condensed from audited financial statements.

** Net of accumulated depreciation of $26,460,000 at June 30, 1997 and $25,570,000 at March 31, 1997.

                            VERSA TECHNOLOGIES, INC.

                CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)*

                                                                             THREE MONTHS ENDED
                                                                                  JUNE 30,
                                                                             ------------------
                                                                              1997       1996
                                                                             -------    -------
NET SALES.................................................................   $27,057    $19,365
  Cost of Sales...........................................................    19,524     14,000
                                                                             -------    -------
GROSS PROFIT..............................................................     7,533      5,365
Selling and administrative expenses.......................................     4,107      2,940
                                                                             -------    -------
OPERATING INCOME..........................................................     3,426      2,425
                                                                             -------    -------
OTHER INCOME
  Interest (expense) income...............................................        (4)       160
  Miscellaneous, net......................................................        42         34
                                                                             -------    -------
                                                                                  38        194
                                                                             -------    -------
EARNINGS BEFORE INCOME TAXES..............................................     3,464      2,619
INCOME TAXES..............................................................     1,351        975
                                                                             -------    -------
NET EARNINGS..............................................................   $ 2,113    $ 1,644
                                                                             =======    =======
NET EARNINGS PER SHARE....................................................   $   .38    $  0.29
                                                                             =======    =======
Average shares outstanding................................................     5,581      5,729
                                                                             =======    =======

-------------------------
* Amounts are in thousands except earnings per share. Interim results are not necessarily indicative of full year and are subject to audit.

                             VERSA TECHNOLOGIES, INC.

                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)*

                                                                             THREE MONTHS ENDED
                                                                                  JUNE 30,
                                                                             ------------------
                                                                              1997       1996
                                                                             -------    -------
Cash flows from operating activities:
  Net earnings............................................................   $ 2,113    $ 1,644
  Depreciation............................................................       922        848
  Amortization............................................................       126          9
  Provision for losses on accounts receivable.............................        21         15
  Increase in deferred liabilities........................................       104        139
  (Loss) gain on disposition of equipment.................................        (8)         1
  (Increase) decrease in current assets other than cash and cash
     equivalents..........................................................      (987)       279
  Increase (decrease) in current liabilities..............................     2,210       (207)
                                                                             -------    -------
       Net cash provided by operating activities..........................     4,501      2,728
                                                                             -------    -------
Cash flows from investing activities:
  Capital expenditures....................................................    (1,010)    (1,704)
  Other...................................................................        16         24
                                                                             -------    -------
       Net cash used in investing activities..............................      (994)    (1,680)
                                                                             -------    -------
Cash flows from financing activities:
  Net payments under line of credit agreement.............................    (2,981)        --
  Dividends paid..........................................................      (558)      (580)
  Purchase of treasury stock..............................................        --     (3,105)
  Sale of stock under option plans........................................        55        109
                                                                             -------    -------
       Net cash used in financing activities..............................    (3,484)    (3,576)
                                                                             -------    -------
Increase (decrease) in cash and cash equivalents..........................        23     (2,528)
Cash and cash equivalents at beginning of period..........................     1,127     14,746
                                                                             -------    -------
Cash and cash equivalents at end of period................................   $ 1,150    $12,218
                                                                             =======    =======
Supplemental Disclosures of Cash Flow Information
Cash paid during period for:
  Interest................................................................   $     4         --
  Income taxes............................................................   $   405    $   356

-------------------------
* Amounts are in thousands.

                            VERSA TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES --

     The consolidated balance sheet as of June 30, 1997 and the consolidated statements of earnings and cash flows for the three-month periods ended June 30, 1997 and 1996 are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted only of normal recurring items. Interim results are not necessarily indicative of results for a full year.

     The financial statements and notes are presented as permitted by Form 10-Q, and do not contain certain information included in the annual financial statements and notes of Versa Technologies, Inc. and subsidiaries for the year ended March 31, 1997.

2. INVENTORIES --

     Interim inventories are based on perpetual records which are partially verified by interim physical counts.

3. INTANGIBLES --

     Intangibles include $797,000 relating to pre-1970 acquisitions that are not being amortized. Included in intangible assets at June 30, 1997 was $10.2 million which is related to the acquisition of Eder Industries, Inc. (See Note
6). Goodwill of $8.1 million represented the excess of the acquisition cost over the fair value of net assets acquired and is amortized on a straight-line basis over 40 years. Other acquired intangibles (principally customer or employment related items) were $2.1 million and are being amortized on a straight-line basis over periods ranging from 3 to 40 years. Amortization expenses for the quarter ended June 30, 1997 for the above items was approximately $126,000.

4. SHORT-TERM DEBT --

     At June 30, 1997, the Company had no borrowings under a $15 million unsecured line of credit agreement. The line bears interest at a variable rate based on the current thirty-day LIBOR rate plus 75 basis points. The line of credit renews annually on July 31.

5. SHAREHOLDERS' EQUITY --

     Shareholders' equity is composed of the following elements (in thousands):

                                                                      JUNE 30,    MARCH 31,
                                                                        1997        1997
                                                                      --------    ---------
        Common stock, par value $.01 per share.....................   $     61     $    61
        Additional paid-in capital.................................     18,649      18,648
        Retained earnings..........................................     34,523      32,968
                                                                      --------    ---------
                                                                        53,233      51,677
        Less treasury shares at cost...............................      6,497       6,551
                                                                      --------    ---------
                                                                      $ 46,736     $45,126
                                                                       =======     =======

     Total shares of common stock outstanding net of treasury shares was 5,584,458 at June 30, 1997 and 5,580,533 at March 31, 1997.

     During the three months ended June 30, 1997, 3,905 shares of treasury stock were re-issued under the provision of the Company's 1982 Incentive Stock Option Plan (the 1982 Plan), the Company's 1992 Incentive Stock Option Plan (the 1992
Plan) and the Company's 1996 Employee Stock Purchase and Payroll Savings

                            VERSA TECHNOLOGIES, INC.

Plan (the 1996 Plan). Treasury stock cost basis in excess of the proceeds received was charged to additional paid-in capital.

     As of June 30, 1997, 76,650 shares of common stock were reserved for issue under the Company's 1982 Plan; 486,125 shares were reserved for issue under the Company's 1992 Plan; 30,643 shares were reserved for issue under the Company's 1996 Plan; and 30,000 shares were reserved for non-qualified stock options held by outside directors and an outside officer of the Company.

     During the three months ended June 30, 1997, retained earnings was credited with net income of $2,113,000 and charged with $558,000 for dividends paid.

6. EARNINGS PER SHARE CALCULATION --

     Earnings per share have been computed on the basis of weighted average shares outstanding during the respective interim periods. Common share equivalents were excluded because their dilutive effect is not significant.


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